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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) OCTOBER 13, 2005
                                                         ----------------

                                ABLE ENERGY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


               Delaware             001-15035              22-3520840
   -----------------------------------------------------------------------
   (States or Other Jurisdiction   (Commission               (IRS Employer
           of Incorporation)       file Number)        Identification No.)


                   198 Green Pond Road, Rockaway, NJ         07866
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


        Registrants' telephone number, including area code (973) 625-1012
                                                           --------------


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On October 13, 2005, Able Energy, Inc. (the "Company") entered into an employment agreement with Gregory D. Frost for Mr. Frost to serve as the Company's Chief Executive Office and Chairman. Under the terms of Mr. Frost's employment agreement, he will be paid an annual salary $250,000 and will be eligible for an annual bonus and stock option grants which will be separately determined by the Compensation Committee of the Board. Mr. Frost's employment agreement is for a period of one year and will automatically renew for additional one-year terms unless notice of non-renewal is provided in accordance with the terms of the employment agreement. Mr. Frost's employment agreement is attached as Exhibit 99.1 hereto.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

1. On October 13, 2005, the Board of Directors of the Company and its Compensation Committee approved the appointment of Gregory D. Frost as the Company's Chief Executive Officer and Chairman. A description of Mr. Frost's terms of employment is found in Item 1.01 of this Current Report and is incorporated herein. Prior to such appointment, Mr. Frost was a Director and also served as the General Counsel of the Company. Mr. Frost will continue to serve as the Company's General Counsel. Mr. Frost replaces Christopher Westad who had been serving as Acting CEO of the Company since February 2005. Mr. Frost previously served as General Counsel and a Director of All American Plazas, Inc., which owns approximately 40% of the Company's outstanding shares, until his resignation on March 31, 2005. From 1974 to the present, he has been a practicing attorney in the State of New York and since 1999 has been a partner of the law firm of Ferber Frost Chan & Essner, LLP (formally known as Robson Ferber Frost Chan & Essner LLP) which has in the past performed, and continues to perform, legal services for the Company. Mr. Frost's main areas of practice have been and continue to be mergers and acquisitions, and general corporate and securities matters. From 1975 through 1980, he was Assistant General Counsel at The Singer Company and RH Macy & Co. Thereafter, Mr. Frost spent approximately 12 years as a partner of the law firm of Bower & Gardner, managing their corporate and securities department. In 1970, Mr. Frost received a B.A. degree from New York University (Stern School). He received his Juris Doctorate in 1973 from New York Law School, and in 1979 obtained a Master of Law Degree (LLM) in Corporate Law from New York University Law School. Mr. Frost is 58 years old.

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2.      On October 13, 2005, the Board of Directors of the Company appointed
Mark Barbera to a newly created seat on the Board of Directors. Since 1993, Mr. Barbera has served as CFO and a Director of Trautman Wasserman & Company Inc., a registered securities broker-dealer. Since 2000, he has also served as CFO and a Director of JIA, Inc., and CFO of Connotate, Inc., both of which are software vending companies. Prior to 1993, Mr. Barbera was Founder, President and principal shareholder of Sphere Capital Corp., a registered broker-dealer. In addition to Sphere Capital, he ran Barbera & Associates, a financial and operational consulting firm serving the registered broker-dealer community. Mr. Barbera also worked with M.D. Sass Associates, a Registered Investment Advisor. Mr. Barbera began his career with the public accounting firm of Deloitte & Touche where he was an auditor and received his license to practice as a Certified Public Accountant in the State of New York. Mr. Barbera serves as the Acting Chief Financial Officer for numerous portfolio companies of Trautman Wasserman. Mr. Barbera earned his BA degree from The State University of New York at Buffalo where he graduated Cum Laude. Mr. Barbera replaces Stephen Chalk as chair of the Governance and Nominating Committee and as a member of the Audit Committee. Mr. Chalk resigned his membership on such committees on October 13, 2005 but remains a member of the Company's Board of Directors. Mr. Barbera is 47 years old.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits

99.1 Employment Agreement between Able Energy, Inc. and Gregory D. Frost, dated as of October 13, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of October, 2005.


                                        ABLE ENERGY, INC.


                                        By: /s/ Gregory D. Frost
                                           -------------------------------------
                                        Name: Gregory D. Frost
                                        Title: CEO, Chairman and General Counsel